EXHIBIT 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 15th day of May, 2015, by and among REGENXBIO Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto (the “Investors”), and the holders of Common Stock (as defined below) listed on Schedule B hereto (the “Common Holders” and together with the Investors, the “Holders”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Investors’ Rights Agreement dated as of January 13, 2015 by and among the Company, certain holders of Common Stock (the “Existing Common Holders” and together with the Existing Investors, the “Existing Holders”), par value $0.0001 per share (the “Common Stock”), and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the Holders (as such term is defined in the Prior Agreement) of at least fifty-five percent (55%) of the then outstanding capital stock held by the Holders and the consent of two of the Lead Investors (as defined in the Prior Agreement);

WHEREAS, the Existing Holders as holders of at least fifty-five percent (55%) of the then outstanding capital stock held by the Holders (as such term is defined in the Prior Agreement) desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to that certain Series D Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Purchase Agreement”), which provides that as a condition to the closing of the sale of the Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock” and collectively with the Series A Preferred Stock, the Series B Preferred Stock and Series C Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Holders holding at least fifty-five percent (55%) of the then outstanding capital stock held by the Holders (as such term is defined in the Prior Agreement), and the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Existing Holders hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Definitions. For purposes of this Agreement:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) The term “Advisory Holder” means a Holder that is a mutual fund, pension fund, pooled investment vehicle or separate account advised by an investment advisor registered under the Investment Advisers Act of 1940, as amended.

(c) The term “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, managing member, limited partner, member, manager, officer or director of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person. For purposes of this definition, the term “control” when used with respect to any Person means the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(d) The term “API” means ARIAD Pharmaceuticals, Inc.

(e) The term “API Dilution Threshold” shall have the meaning set forth in the Certificate.

(f) The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(g) The term “Certificate” means the Company’s Restated Certificate of Incorporation, as amended and/or restated from time to time.

(h) The term “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

(i) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(j) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 under the Securities Act (“Rule 405”).

(k) The term “GSK” means GlaxoSmithKline LLC.

(l) The term “GSK Dilution Threshold” shall have the meaning set forth in the Certificate.

(m) The term “Incentive Plan” means the Company’s 2014 Stock Plan.

(n) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act.

(o) The term “Investment Advisor” means an investment advisor registered under the Investment Advisers Act of 1940, as amended

(p) The term “Lead Investors” means (i) Vivo Capital Fund VIII, L.P. and its Affiliates (collectively, “Vivo”), (ii) Venrock Healthcare Capital Partners II, L.P. and Venrock Associates VII, L.P. and its Affiliates (collectively, “Venrock”), (iii) Brookside Capital Partners Fund, L.P. (“Brookside”), (iv) BlackRock Health Sciences Trust and its affiliates (collectively, “BlackRock”), (v) Janus Global Life Sciences Fund, (vi) Perceptive Life Sciences Master Fund LTD and its Affiliates (collectively, “Perceptive”) and (vii) funds advised by T. Rowe Price Associates, Inc. (collectively “T. Rowe”); for the avoidance of doubt, Venrock, BlackRock, Vivo, Perceptive and T. Rowe shall each be treated as a single Lead Investor.

(q) The term “Lead Observers” means (i) Vivo, (ii) Venrock and (iii) Brookside; for the avoidance of doubt, Venrock and Vivo shall each be treated as a single Lead Observer.

(r) The term “Major Investor” means any Investor that, together with its Affiliates, holds at least 100,000 shares of Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock (as appropriately adjusted for any stock split, dividend, combination or other recapitalization).

(s) The term “Major Investor’s Proportional Share” means (A) the aggregate number of Shares then owned by the applicable Major Investor, divided by (B) the aggregate number of Shares then outstanding, in each case assuming the exercise or conversion of all securities exercisable for or convertible into Shares.

(t) The term “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

(u) The term “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(v) The term “Proportional Share” means, (i) with respect to API, (A) the aggregate number of Shares then owned by API, divided by (B) the aggregate number of Shares then outstanding or reserved for issuance under the Incentive Plan, in each case assuming the exercise or conversion of all securities exercisable for or convertible into Shares, including without limitation securities reserved for issuance under the Incentive Plan, and (ii) with respect to GSK, (A) the aggregate number of Shares then owned by GSK, divided by (B) the aggregate number of Shares then outstanding, in each case assuming the exercise or conversion of all securities exercisable for or convertible into Shares.

(w) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(x) The terms “Securities” and “Shares” each means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) the Common Stock issued to the Common Holders and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Securities sold by a Person in a transaction in which his rights under Section 2 of this Agreement are not assigned. In addition, the number of shares of Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Securities.

(y) The term “Securities Act” means the Securities Act of 1933, as amended.

(z) The term “Rule 144” means Rule 144 under the Securities Act.

(aa) The term “Rule 144(b)(1)(i)” means subsection (b)(1)(i) of Rule 144 under the Securities Act as it applies to Persons who have held shares for more than one (1) year.

(bb) The term “SEC” means the Securities and Exchange Commission.

(cc) The term “University” means The Trustees of the University of Pennsylvania.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Request for Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least fifty percent (50%) of the Securities then outstanding (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Securities with an anticipated aggregate offering price of at least $30,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a).

(b) If the Initiating Holders intend to distribute the Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Securities then held by all Initiating Holders). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Securities), then the Company shall so advise all Holders of Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Securities pro rata based on the number of Securities held by all such Holders (including the Initiating Holders). In no event shall any Securities be excluded from such underwriting unless all other securities are first excluded. Any Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Securities that may be registered on Form S-3 pursuant to Section 2.3 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than twice in any twelve (12) month period.

2.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 2.1 of this Agreement or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5 of this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Securities requested to be registered can be included in such offering, then the Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering and (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Securities owned by all such related entities and individuals.

2.3 Form S-3 Registration. In case the Company shall receive from the Holders of at least thirty percent (30%) of the Securities (for purposes of this Section 2.3, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Securities as are specified in such request, together with all or such portion of the Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $10,000,000;

(iii) if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders; provided that such right shall be exercised by the Company not more than twice in any twelve (12) month period;

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 2.3;

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(vi) if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(vii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 of this Agreement, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.

(c) If the S-3 Initiating Holders intend to distribute the Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Securities owned by them;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Securities registered pursuant to this Agreement and a CUSIP number for all such Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Securities.

2.6 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1 and 2.2 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Securities that were to be included in the withdrawn registration) unless, in the case of a registration requested under Section 2.1 of this Agreement, the Holders of a majority of the Securities agree to forfeit their right to one demand registration pursuant to Section 2.1 of this Agreement; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1 of this Agreement. All expenses incurred in connection with a registration requested pursuant to Section 2.3 of this Agreement, including, without limitation, all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in such registration effected pursuant to Section 2.3 of this Agreement.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.8(b) exceed the gross proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the gross proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Securities in a registration statement under this Section 2 and otherwise

2.9 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, or a family member or trust for the benefit of any of the foregoing, (b) is a Holder’s family member or trust for the benefit of an individual Holder or (c) in the case of Beacon Bioventures Fund III LP, up to an aggregate of fifteen (15) employees of Beacon Bioventures Fund III LP or its Affiliates; provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.12 of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least fifty-five percent (55%) of the Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3 of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Securities of the Holders that are included or (b) to demand registration of their securities.

2.12 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.12 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 2.12 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

(b) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(c) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all shares or securities of the Company of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 2.12):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

2.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2: (a) after five (5) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event, as that term is defined in the Certificate.

3. Covenants of the Company.

3.1 Delivery of Financial Statements.

(a) The Company shall deliver to each Holder holding at least 100,000 Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization):

(i) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an unaudited income statement for such fiscal year, an unaudited balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and an unaudited statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”); provided, however, that if the Company has such financial statements audited by independent certified public accountants, the Company shall provide to each Holder a copy of such audited financial statements, together with any report on such financial statements prepared by the independent certified public accountants that conducted the audit and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iii) within thirty (30) days of being approved by the Board, copies of any business plans, development plans or periodic internal reports, including reports of financial condition; and

(iv) within thirty (30) days of any change in capital ownership of the Company, an updated capitalization schedule.

(b) Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Termination of Information Covenants. The covenants set forth in Section 3.1 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur and (c) the consummation of a Liquidation Event, as that term is defined in the Certificate.

3.3 GSK and API Pre-emptive Rights.

(a) Until such time as (i) with respect to GSK, the GSK Dilution Threshold (as defined in the Certificate) or (ii) with respect to API, the API Dilution Threshold (as defined in the Certificate) has been exceeded, in the event that the Company issues New Securities (other than issuances of equity securities as compensation or as part of an incentive arrangement, including without limitation the issuance of options to purchase Common Stock under the Incentive Plan, or in connection with a split, dividend or similar event), the Company shall first offer to sell to GSK or API, as applicable pursuant to clause (i) or (ii) above, a portion of the New Securities being issued equal to each such Investor’s Proportional Share. If such Investor elects to participate in the contemplated issuance, as set forth in Section 3.3(c) and (d) below, then such Investor’s rights under Article V, Section B(4)(l) or B(4)(m), as applicable, of the Certificate shall cease and such Investor shall thereafter only have pre-emptive rights as set forth in this Section 3.3(a) and in Section 3.3(b) below.

(b) Any time after the transaction pursuant to which the GSK Dilution Threshold or API Dilution Threshold, as the case may be, is exceeded, if the Company authorizes the issuance and sale of New Securities, the Company shall first offer to sell to such Investor a portion of the New Securities being issued equal to such Investor’s Proportional Share. If such Investor has not exercised its rights under Section 3.3(a) above prior to first exceeding the GSK Dilution Threshold or the API Dilution Threshold, as applicable, and, in a single transaction, the Company issues New Securities in connection with the transaction that causes the GSK Dilution Threshold or the API Dilution Threshold, as the case may be, to be reached and exceeded, then such transaction shall be bifurcated and treated as two separate transactions for purposes of this Section 3.3(b) (i.e., one transaction in which the Company issues New Securities in connection with a transaction that causes the GSK Dilution Threshold or the API Dilution Threshold, as the case may be, to be reached and a second transaction subject to this Section 3.3(b) in which the Company issues additional New Securities).

(c) To implement the foregoing, at least twenty (20) days prior to the date of any issuance by the Company of any New Securities that triggers GSK’s or API’s rights under Sections 3.3(a) or (b) above (the “Proposed Issuance Date”), the Company shall deliver a written notice (the “Issuance Notice”) to such Investor specifying in reasonable detail the number and type of New Securities to be issued and the terms and conditions of the issuance. Such Investor may elect to participate in the contemplated issuance at the same price per New Securities (however denominated) and on the same terms by delivering written notice to the Company at least five (5) days prior to the Proposed Issuance Date specifying the number of New Securities such Investor desires to purchase, up to such Investor’s Proportional Share.

(d) Upon the delivery of the Issuance Notice and subject to the provisions hereof, no more than 30 days after the delivery of the Issuance Notice, the Company shall sell, and such Investor, if it so elects, shall purchase, the amount of New Securities determined pursuant to Sections 3.3(a) or (b) above at a mutually agreeable time and place (the “Issuance Closing”). At the Issuance Closing, the Company shall deliver to such Investor the certificates or other instruments representing the issued New Securities (if certificated), free and clear of all liens and encumbrances, and such Investor shall deliver to the Company the purchase price therefore by cashier’s or certified check payable to the Company or by wire transfer of immediately available funds to an account designated by the Company.

(e) The preemptive rights in this Section 3.3 shall not be applicable to (i) Exempted Securities (as defined in the Certificate), (ii) shares of Common Stock issued in the Initial Offering and (iii) the issuance of shares of Series D Preferred Stock pursuant to the Purchase Agreement.

3.4 Preferred Stock Pre-emptive Rights.

(a) In the event that the Company issues New Securities the Company shall first offer to sell to each Major Investor, such Major Investor’s Proportional Share.

(b) To implement the foregoing, at least twenty (20) days prior to the date of any issuance by the Company of any New Securities that triggers any Major Investor’s rights under Section 3.4(a) above (the “Major Investor Proposed Issuance Date”), the Company

shall deliver an Issuance Notice to each Major Investor specifying in reasonable detail the number and type of New Securities to be issued and the terms and conditions of the issuance. Each Major Investor may elect to participate in the contemplated issuance at the same price per share of New Securities (however denominated) and on the same terms by delivering written notice to the Company at least five days (5) prior to the Major Investor Proposed Issuance Date specifying the amount of New Securities each such Major Investor desires to purchase, up to such Major Investor’s Proportional Share.

(c) Upon the delivery of the Issuance Notice and subject to the provisions hereof, no more than thirty (30) days after the delivery of the Issuance Notice, the Company shall sell, and each Major Investor, if such Major Investor so elects, shall purchase, the amount of New Securities determined pursuant to Section 3.4(a) above at a mutually agreeable time and place (the “Major Investor Issuance Closing”). At the Major Investor Issuance Closing, the Company shall deliver to each applicable Major Investor the certificates or other instruments representing the issued New Securities (if certificated), free and clear of all liens and encumbrances, and each applicable Major Investor shall deliver to the Company the purchase price therefore by cashier’s or certified check payable to the Company or by wire transfer of immediately available funds to an account designated by the Company.

(d) The preemptive rights in this Section 3.4 shall not be applicable to Exempted Securities (as that term is defined in the Certificate).

3.5 Board Matters and Observer Rights.

(a) With respect to University, API or GSK, for so long as each such Investor owns not less than 100,000 shares of Common Stock (appropriately adjusted for any stock split, dividend, combination or other recapitalization), the Company shall invite a representative of such respective Investor that continues to hold such number of shares of Common Stock to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give each such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that each such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided or otherwise made available to such representative; and provided further, that the Company reserves the right to withhold any information and to exclude each such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if University, API or GSK or its or their representative is or becomes an officer, director or security holder of a competitor of the Company.

(b) With respect to any Lead Observer, so long as such Lead Observer does not have a designee on the Board pursuant to that certain Amended and Restated Voting Agreement, dated as of May 15, 2015, and as may be amended, by among the Company and certain of its stockholders (the “Voting Agreement”), the Company shall invite a representative of such Lead Observer to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give each such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that each such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided or otherwise made available to such representative; and provided further, that the Company reserves the right to withhold any information and to exclude each such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Lead Observer or its representative is or becomes an officer, director or security holder of a competitor of the Company.

(c) With respect to Deerfield Private Design Fund III, L.P. (“Deerfield”), so long as Deerfield does not have a designee on the Board pursuant to the Voting Agreement, the Company shall invite a representative of Deerfield to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give each such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that each such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided or otherwise made available to such representative; and provided further, that the Company reserves the right to withhold any information and to exclude each such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or Deerfield or its representative is or becomes an officer, director or security holder of a competitor of the Company.

3.6 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

3.7 Confidentiality.

(a) Each Holder agrees, severally and not jointly, to use the same degree of care as such Holder uses to protect its own confidential information for any information obtained pursuant to this Agreement or otherwise as a stockholder of the Company including but not limited to confidential information of the Company and its subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Company or its subsidiaries, and such Holder acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose, take commercial or proprietary advantage of or profit from any such information without the prior written consent of the Company except such information that (i) was in the public domain prior to the time it was furnished to such Holder, (ii) is or becomes (through no willful improper action or inaction by such Holder) generally available to the public, (iii) was in its possession or known by such Holder without restriction prior to receipt from the Company, (iv) was rightfully disclosed to such Holder by a third party without restriction, (v) was independently developed without any use of the Company’s confidential information, (vi) was to authorized representatives and employees of the Company or its subsidiaries and as otherwise may be proper in the course of performing such Holder’s obligations, or enforcing such Holder’s rights, under this Agreement, (vii) was part of a Holder’s normal reporting or review procedure, or in connection with a Holder’s or such Holder’s Affiliates’ or Investment Advisors’, auditors, directors, officers, employees, professional consultants, attorneys or other agents or rating agencies, or to any regulatory authority having jurisdiction over such Holder, (viii) was to any bona fide prospective purchaser of the equity or assets of such Holder’s or such Holder’s Affiliates or the Shares held by such Holder or prospective merger partner of such Holder or such Holder’s Affiliates, provided that such purchaser or merger partner agrees to be bound by the provisions of this Section 3.7, or (ix) as is required to be disclosed by order of a court of competent jurisdiction or other compulsory legal process, provided that (unless prohibited by law or final court order) the Holder required to make such disclosure shall provide to the Board prompt notice of such disclosure.

(b) Notwithstanding the foregoing, each Holder that is a limited partnership, limited liability company or Advisory Holder may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Holder, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Holder (or any employee or representative of any of the foregoing) (each of the foregoing Persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Holder. Furthermore, nothing contained herein shall prevent any Holder or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Holder or Permitted Disclosee does not, except as permitted in accordance with this Section 3.7, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.

(c) Without intending to limit the remedies available to the Company, each Holder acknowledges that a breach of any of the covenants contained in this Section 3.7 may result in material irreparable injury to the Company or its Affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, to the fullest extent permitted by law, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the Holder and/or such Holder’s Affiliates from engaging in activities prohibited hereby or such other relief as may be required to specifically enforce any of the covenants contained herein, and to the fullest extent permitted by law, such Holder agrees not to oppose the granting of such injunctive relief on the basis that monetary damages are an adequate remedy. Each Holder hereby agrees and consents that such injunctive relief may be sought in the courts in the State of Delaware, or in any other court having competent jurisdiction. Each Holder agrees that he, she or it shall advise each Person to whom such Holder provides information pursuant to this Section 3.7 of the confidentiality and non-disclosure restrictions contained herein. Each Holder shall be liable and responsible for any breaches of this Section 3.7 by Persons to whom such Holder has provided information in compliance with this Section 3.7.

3.8 Right to Conduct Activities.

(a) The Company hereby agrees and acknowledges that each of the Investors (together with their respective Affiliates) is a professional investment fund and as such, such Investors and their respective Affiliates invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, that the Investors and their respective Affiliates shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor or its Affiliates in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Investor or its Affiliates to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) the Investors or their respective Affiliates from liability associated with the unauthorized disclosure of the Company’s confidential information, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

3.9 Related Party Transactions.

(a) Following the date hereof, the Company agrees that it shall not enter into any material transaction with any Holder or Affiliate of the Company (other than any Excepted Transaction (as defined below), or revise the terms of an existing material transaction with any Holder or Affiliate of the Company unless:

(i) the terms of the transaction are not materially less favorable to the Company than those that could have been negotiated in a comparable arm’s length transaction with an independent unrelated third party, or

(ii) such transaction is approved by a majority of the disinterested members of the Board, which majority must include either the Series C Director or the Series D Director (as such terms are defined in the Voting Agreement), to the extent such Series C Director or Series D Director is disinterested.

(b) For purposes hereof, an “Excepted Transaction” includes any of the following:

(i) any transaction providing for reasonable and customary arm’s length fees and compensation paid to, or indemnity provided on behalf of, officers, directors, employees, consultants or advisors of the Company, as determined in good faith by the Board of Directors (it being understood that no fees may be paid by the Company to FoxKiser LLP or any Affiliate of FoxKiser LLP under this clause (i));

(ii) any transaction between or among the Company and any of its subsidiaries or between or among such subsidiaries; and

(iii) any transaction contemplated or permitted by this Agreement, the Amended and Restated Certificate of Incorporation of the Company and/or the Purchase Agreement (as defined in the Purchase Agreement).

3.10 Termination of Certain Covenants. The covenants set forth in Sections 3.3, 3.4, 3.5 and 3.9 shall terminate and be of no further force or effect immediately prior to the consummation of (a) the Company’s sale of its Common Stock or other securities pursuant to Registration Statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a transaction under Rule 145 of the Securities Act) or (b) a Liquidation Event, as that term is defined in the Certificate, whichever event occurs first.

4. Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

4.3 Counterparts; Facsimile. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company at 9712 Medical Center Drive, Suite 100, Rockville, MD 20850, Attention: Chief Executive Officer and to the other parties at the addresses on record with the Company (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).

4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7 Entire Agreement; Amendments. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.12, Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.9 and Section 3.10) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least fifty-five percent (55%) of the then outstanding capital stock held by the Holders. The provisions of Section 2.12, Section 3.9 and Section 3.10 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least fifty-five percent (55%) of the then outstanding capital stock held by the Holders, which must include at least three of the Lead Investors. The provisions of Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5 and Section 3.6 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors whose rights and/or obligations under such Sections would be directly affected by such amendment or waiver. Notwithstanding the foregoing, if an amendment, modification or waiver of this Agreement would have an adverse effect on the express rights or obligations hereunder of a Holder (each, an “Adverse Party”) in a manner that differs from the express rights or obligations hereunder of the other Holders, such amendment, modification or waiver shall also require the written consent of the Adverse Parties holding a majority of the outstanding shares of Preferred Stock and Common Stock (voting together as a class and not as separate series and on an as-converted basis) then held by all Adverse Parties; provided that in the event Adverse Parties are holders of Series D Preferred Stock, such majority must include at least three of the Lead Investors. Notwithstanding anything to the contrary contained herein, no rights to information held by an Advisory Holder shall be waived, limited or amended without the consent of the Advisory Holders holding at least a majority of the capital stock of the Company held by Advisory Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities, each future holder of all such Securities and the Company.

4.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.9 Aggregation of Stock. All shares of Securities held or acquired by affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management or Advisory Holders with the same or affiliated Investment Advisor) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

REGENXBIO INC.

By:	/s/ Kenneth T. Mills
Name:	Kenneth T. Mills
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Vivo Capital Fund VIII, L.P.
By: Vivo Capital VIII, LLC
Its: General Partner

By:	/s/ Edgar Engleman
Name:	Edgar Engleman
Title:	Managing Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Vivo Capital Surplus Fund VIII, L.P.
By: Vivo Capital VIII, LLC
Its: General Partner

By:	/s/ Edgar Engleman
Name:	Edgar Engleman
Title:	Managing Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Venrock Healthcare Capital Partners II, L.P.
By: VHCP Management II, LLC
Its: General Partner

VHCP CO-Investment Holdings II, LLC
By: VHCP Management II, LLC
Its: Manager

By:	/s/ David L. Stepp
Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Venrock Associates VII, L.P.
By: Venrock Management VII, LLC
Its: General Partner

Venrock Partners VII, L.P.
By: Venrock Partners Management VII, LLC
Its: General Partner

By:	/s/ David L. Stepp
Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

BEACON BIOVENTURES FUND III LIMITED PARTNERSHIP

By: Beacon Bioventures Advisors Fund III Limited Partnership, its sole General Partner

By: Impresa Management LLC, its sole General Partner

By:	/s/ Mary Bevelock Pendergast
Name:	Mary Bevelock Pendergast
Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

T. Rowe Price Health Sciences Fund, Inc.

TD Mutual Funds – TD Health Sciences Fund

VALIC Company I – Health Sciences Fund

T. Rowe Price Health Sciences Portfolio

John Hancock Variable Insurance Trust – Health Sciences Trust

John Hancock Fund II – Health Sciences Fund

Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Advisor or Subadvisor, as applicable

By:	/s/ Taymour Tamaddon
Name:	Taymour Tamaddon
Title:	Vice President

T. Rowe Price New Horizons Fund, Inc. T. Rowe Price New Horizons Trust T. Rowe Price U.S. Equities Trust Each fund, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Advisor

By:	/s/ Henry Ellenbogen
Name:	Henry Ellenbogen
Title:	Vice President

Address: T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President Phone: 410-345-2090 E-mail: andrew_baek@troweprice.com

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

BlackRock Health Sciences Trust
By: BlackRock Advisors, LLC
Its: Investment Advisor

By:	/s/ Erin Xie
Authorized Signatory

BlackRock Health Sciences Opportunities Portfolio, a series of BlackRock Funds
By: BlackRock Advisors, LLC
Its: Investment Advisor

By:	/s/ Erin Xie
Authorized Signatory

BlackRock Health Sciences Master Unit Trust
By: BlackRock Capital Management, Inc.
Its: Investment Advisor

By:	/s/ Erin Xie
Authorized Signatory

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities

Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie, Chian Jiang

Email: erin.xie@blackrock.com,

chian.jiang@blackrock.com

With a copy (which shall constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Email: legaltransactions@blackrock.com

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

THE ALLAN M. FOX TRUST (U/A/D APRIL 21, 2015)

By:	/s/ John Daniel Kiser
Name:	John Daniel Kiser
Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

THE ALLAN M. FOX REVOCABLE TRUST

By:	/s/ Allan M. Fox
Name:	Allan M. Fox
Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

THE KISER 2012 GIFT TRUST

By:	/s/ Allan M. Fox
Name:	Allan M. Fox
Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

FOXKISER LLP

By:	/s/ Allan M. Fox
Name:	Allan M. Fox
Title:	Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Brookside Capital Partners Fund, L.P. By: Matthew McPherron Its: General Partner

By:	/s/ Matthew McPherron
Name:	Matthew McPherron
Title:	General Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P. General Partner

	By:	J.E. Flynn Capital III, LLC
General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

GFO II, LLC By: GFO, LLC, its Manager

By:	/s/ George P. Levendis
Name:	George P. Levendis
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: Kerry S. Propper

By:	/s/ Kerry S. Propper
Name:	Kerry S. Propper

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: David B. Schmickel

By:	/s/ David B. Schmickel
Name:	David B. Schmickel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: William Edward Holtz

By:	/s/ William Edward Holtz
Name:	William Edward Holtz

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: Matthew M. Rosini

By:	/s/ Matthew M. Rosini
Name:	Matthew M. Rosini

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: G&H PARTNERS

By:	/s/ Stefan J. Palmer, Jr.
Name:	Stefan J. Palmer, Jr.
Title:	General Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: SOUTH OCEAN CAPITAL, LLC

By:	/s/ Steven Oliveira
Name:	Steven Oliveira
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name:	Roderick Wong
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.

By:	/s/ James Mannix
Name:	James Mannix
Title:	Chief Operating Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: CORNIX ADVISORS, LLC

By:	/s/ Steven Urbach
Name:	Steven Urbach
Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: FORESITE CAPITAL FUND II, LP

By:	/s/ Dennis D. Ryan
Dennis D. Ryan CFO of
Name:	Foresite Capital Management II, LLC
General Partner of
Title:	Foresite Capital Fund II, LP

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: FOURTH AVENUE CAPITAL PARTNERS LP

By: Fourth Avenue Capital Partners GP LLC
Its General Partner

By:	/s/ Tracy Fu
Name:	Tracy Fu
Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: QVT FUND IV LP

By: QVT Associates GP LLC
Its General Partner

By:	/s/ Tracy Fu
Name:	Tracy Fu
Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: QUINTESSENCE FUND L.P.

By: QVT Associates GP LLC
Its General Partner

By:	/s/ Tracy Fu
Name:	Tracy Fu
Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: TITAL PERC, LTD

By:	/s/ Darren Ross
Name:	Darren Ross
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS: TOURBILLON GLOBAL VENTURES, LLC

By:	/s/ Jason Karp
Name:	Jason Karp
Managing Member of JHK Global Ventures,
Title:	LLC, as Management Member of Tourbillon
Global Ventures, LLC

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of GP

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

NEW EMERGING MEDICAL OPPORTUNITIES FUND II, L.P.

By:	Sectoral Asset Management
Its General Partner

By:	/s/ Michael Sjostrom
Name:	Michael Sjostrom
Title:	Chief Investment Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

JANUS GLOBAL LIFE SCIENCES FUND

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

JENNISON GLOBAL HEALTHCARE MASTER FUND, LTD.

By: Jennison Associates LLC, as the Investment Manager of Jennison Global Healthcare Master Fund, Ltd.

By:	/s/ David Chan
Name:	David Chan
Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR AND COMMON HOLDER:

Kenneth T. Mills

By:	/s/ Kenneth T. Mills
Name:	Kenneth T. Mills

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR AND COMMON HOLDER:

Vittal Vasista

By:	/s/ Vittal Vasista
Name:	Vittal Vasista

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR AND COMMON HOLDER:

Donald J. Hayden, Jr.

By:	/s/ Donald J. Hayden, Jr.
Name:	Donald J. Hayden, Jr.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

REGENX HOLDINGS, LLC

By:	/s/ John Daniel Kiser
Name:	John Daniel Kiser
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

James M. Wilson

By:	/s/ James M. Wilson
Name:	James M. Wilson

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

By:	/s/ John S. Swartley
Name:	John S. Swartely
Title:	Associate Vice Provost for Research
Executive Director, PCI

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

GLAXOSMITHKLINE LLC

By:	/s/ William J. Mosher
Name:	William J. Mosher
Title:	Vice President & Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

ARIAD PHARMACEUTICALS, INC.

By:	/s/ Thomas J. DesRosier
Name:	Thomas J. DesRosier
Title:	Executive Vice President – Chief Legal
and Administrative Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

Sara Garon Berl

By:	/s/ Sara Garon Berl
Name:	Sara Garon Berl

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

Stephen Yoo

By:	/s/ Stephen Yoo
Name:	Stephen Yoo

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR REGENXBIO INC.

SCHEDULE A

SCHEDULE OF INVESTORS

Investor

Vivo Capital Fund VIII, L.P.

Vivo Capital Surplus Fund VIII, L.P.

T. Rowe Price Health Sciences Fund, Inc.

TD Mutual Funds – TD Health Sciences Fund

VALIC Company I – Health Sciences Fund

T. Rowe Price Health Sciences Portfolio

John Hancock Variable Insurance Trust – Health

John Hancock Funds II – Health Sciences Fund

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

BlackRock Health Sciences Trust

BlackRock Health Sciences Master Unit Trust

BlackRock Health Sciences Opportunities Portfolio

Janus Global Life Sciences Fund

Perceptive Life Sciences Master Fund LTD

Titan-Perc LTD

Foresite Capital Fund II, LP

QVT Fund IV LP

Quintessence Fund L.P.

Fourth Avenue Capital Partners LP

New Emerging Medical Opportunities Fund II, L.P.

Tourbillon Global Ventures

Jennison Global Healthcare Master Fund, Ltd

Cormorant Global Healthcare Master Fund, LP

RTW Master Fund, Ltd.

Cornix Advisors, LLC

South Ocean Capital, LLC

The Allan M. Fox Trust (U/A/D April 21, 2015)

The Allan M. Fox Revocable Trust

The Kiser 2012 Gift Trust

FoxKiser LLP

Beacon Bioventures Fund III LP

Venrock Healthcare Capital Partners II, L.P.

VHCP CO-Investment Holdings II, LLC

Venrock Associates VII, L.P.

Venrock Partners VII, L.P.

Brookside Capital Partners Fund, L.P.

Deerfield Private Design Fund III, L.P.

GFO II, LLC

Kerry S. Propper

Kenneth T. Mills

David B. Schmickel

William Edward Holtz

Vittal Vasista

Donald J. Hayden, Jr.

Matthew M. Rosini

G&H Partners

SCHEDULE B

SCHEDULE OF COMMON HOLDERS

Common Holder

ReGenX Holdings, LLC

James M. Wilson

The Trustees of the University of Pennsylvania

GlaxoSmithKline LLC

ARIAD Pharmaceuticals

Kenneth T. Mills

Vittal Vasista

Sara Berl

Donald J. Hayden, Jr.

Stephen Yoo